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Exhibit 5.1

June 28, 2002

Smurfit-Stone Container Corporation
150 North Michigan Avenue
Chicago, Illinois 60601

    Re:        Form S-3 Registration Statement (Registration Statement No. 333-90766)

Ladies and Gentlemen:

        This opinion is being delivered by us, as counsel to Smurfit-Stone Container Corporation, a Delaware corporation (the "Company"), in connection with the Company's Form S-3 Registration Statement (Registration Statement No. 333-90766) (the "Registration Statement") initially filed on June 19, 2002 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the registration of 71,638,462 shares of the Company's common stock, par value $0.01 per share (the "Shares"), to be distributed by Jefferson Smurfit Group plc, a corporation organized under the laws of Ireland, to its shareholders pursuant to the Registration Statement.

        In rendering the opinion set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments and other documents that we considered appropriate as a basis for the opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

        Based upon and subject to the foregoing, we are of the opinion that the Shares have been validly issued and are fully paid and nonassessable.

        The foregoing opinion is limited to the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,
/s/ WINSTON & STRAWN

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  Exhibit 5.1